Exhibit 21.1
List of Direct and Indirect Subsidiaries of Nelnet, Inc.
as of February 23, 2007

Relationship to
	Name	Nelnet, Inc.
1.	National Education Loan Network, Inc. (organized in Nevada) (dba American Card Services)	Direct Subsidiary

2.	Nelnet Capital LLC (organized in Nebraska)	Direct Subsidiary

3.	Nelnet Guarantor Solutions, LLC (organized in Florida) (formerly Nelnet Guarantee Services LLC; formerly GuaranTec LLP)	Indirect Subsidiary

4.	National Higher Education Loan Program, Inc. (organized in Nebraska)	Indirect Subsidiary

5.	Nelnet Technology Services LLC (organized in Colorado) (dba Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Indirect Subsidiary

6.	FirstMark Services, LLC (organized in Colorado)	Indirect Subsidiary

7.	ClassCredit, Inc. (organized in Florida)	Indirect Subsidiary

8.	InTuition, Inc. (organized in Florida)	Indirect Subsidiary

9.	EFS Finance Co. (organized in Indiana)	Indirect Subsidiary

10.	Nelnet Management Corporation 1 (organized in Nevada)	Indirect Subsidiary

11.	Nelnet Student Loan Funding Management Corporation (organized in Nevada)	Indirect Subsidiary

12.	Nelnet Student Loan Funding, LLC (organized in Delaware)	Indirect Subsidiary

13.	NELNET Student Loan Corporation 1 (organized in Nevada)	Indirect Subsidiary

14.	NELNET Student Loan Corporation 2 (organized in Nevada)	Indirect Subsidiary

15.	NHELP I, Inc. (organized in Nevada)	Indirect Subsidiary

16.	NHELP II Inc. (organized in Nevada)	Indirect Subsidiary

17.	NHELP II, LLC (organized in Nevada)	Indirect Subsidiary

18.	NHELP III, Inc. (organized in Nevada)	Indirect Subsidiary

19.	EMT Corp. (organized in Indiana)	Indirect Subsidiary

20.	NELnet Private Student Loan Corporation 1 (organized in Nevada)	Indirect Subsidiary

21.	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.) (organized in Nebraska)	Indirect Subsidiary

22.	MELMAC, Inc. (organized in Nevada)	Indirect Subsidiary

23.	MELMAC, LLC (organized in Delaware)	Indirect Subsidiary

24.	National Education Loan of New England, Inc. (organized in Rhode Island)	Indirect Subsidiary

25.	Student Loan Acquisition Authority of Arizona, LLC (organized in Delaware)	Indirect Subsidiary

26.	SLAAA Acquisition Corp. (organized in Nebraska)	Indirect Subsidiary

27.	Shockley Financial Corp. (organized in Colorado)	Indirect Subsidiary

28.	EDULINX Canada Corporation (organized in Canada)	Indirect Subsidiary

29.	TriCura Canada Inc. (organized in Canada)	Indirect Subsidiary

30.	Nelnet Business Solutions, Inc. (organized in Nebraska) (dba FACTS Management and infiNET Integrated Solutions)	Indirect Subsidiary

31.	Student Marketing Group, Inc. (organized in New York)	Direct Subsidiary

32.	National Honor Roll, L.L.C. (organized in New York)	Indirect Subsidiary

33.	LoanSTAR Funding Group, Inc. (organized in Texas)	Indirect Subsidiary

34.	Nelnet Academic Funding Solutions, LLC (organized in Nebraska)	Indirect Subsidiary

35.	College Bound Loans, Inc. (organized in Rhode Island)	Indirect Subsidiary

36.	Nelnet Academic Services LLC (organized in Nebraska)	Indirect Subsidiary

Relationship to
	Name	Nelnet, Inc.
37.	Chela Education Funding, Inc. (organized in Nebraska)	Indirect Subsidiary

38.	Loanstar Assets GP, LLC (organized in Delaware)	Indirect Subsidiary

39.	Loanstar Assets LP, LLC (organized in Delaware)	Indirect Subsidiary

40.	Loanstar Assets GP II, LLC (organized in Delaware)	Indirect Subsidiary

41.	Loanstar Assets LP II, LLC (organized in Delaware)	Indirect Subsidiary

42.	Loanstar Assets Partners, LP (organized in Delaware)	Indirect Subsidiary

43.	Loanstar Assets Partners II, LP (organized in Delaware)	Indirect Subsidiary

44.	Nelnet Academic Private Loan Warehouse – I, LLC (organized in Delaware)	Indirect Subsidiary

45.	Premiere Credit of North America, LLC (organized in Indiana)	Direct Subsidiary

46.	CUnet, LLC (organized in Delaware)	Indirect Subsidiary

47.	Peterson’s Nelnet, LLC (organized in Nebraska)	Indirect Subsidiary

48.	M & P Building, LLC (organized in Nebraska)	Direct/Indirect

49.	Nelnet Student Asset Funding Extendable CP, LLC (organized in Nebraska)	Indirect

50.	Lincoln Square Funding LLC (organized in Nebraska)	Indirect
Note: this list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.

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